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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 2, 1999
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                            SIBIA NEUROSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    Delaware                  0-28310                     95-3616229
(State or other             (Commission                (I.R.S. Employer
 jurisdiction of            File Number)              Identification No.)
 incorporation)





505 Coast Boulevard South, Suite 300, La Jolla, California               92037
   (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:      (619) 452-5892
                                                         ---------------



         (Former name or former address, if changed since last report.)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

                  On September 2, 1999, MC Subsidiary Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Merck & Co., Inc., a New Jersey corporation ("Merck") completed its tender offer to purchase all of the outstanding shares of Common Stock, including their associated preferred stock purchase rights, of the Registrant for $8.50 per share, net to the seller in cash. The tender offer was made pursuant to an Offer to Purchase and related Letter of Transmittal (collectively, the "Offer"), dated August 6, 1999, which were distributed to all stockholders of the Registrant.

                  The offer price of $8.50 per share of Common Stock of the Registrant was agreed upon following negotiations between the Registrant and Merck and their respective advisors. Pursuant to the Offer a total of approximately 6,694,639 shares of Common Stock of the Registrant were tendered to and acquired by the Purchaser. The shares tendered and acquired represent approximately 69% of the Registrant's Common Stock outstanding as of September 2, 1999.

                  The Offer was made pursuant to an Agreement and Plan of Merger dated as of July 30, 1999 (the "Merger Agreement") between the Registrant, Purchaser and Merck. Under the terms of the Merger Agreement, the Purchaser will be merged with and into the Registrant (the "Merger"), leaving the Registrant as a wholly owned subsidiary of Merck. The consummation of the Merger is subject to, among other things, the approval of the shareholders of the Registrant. The affirmative vote of Merck, as the beneficial owner of approximately 69% of the outstanding shares of Common Stock of the Registrant, is alone sufficient to approve the Merger. The Merger will become effective after all of the conditions to its consummation have been satisfied or waived, if appropriate, and a certificate of merger is filed with the office of the Secretary of State of the State of Delaware. At the effective time, each share of the Registrant's Common Stock (including their associated preferred stock purchase rights) then outstanding (other than shares of such Common Stock held by the Purchaser, Merck or their subsidiaries and those held by stockholders who have properly exercised their appraisal rights under the Delaware General Corporation Law) shall be converted into the right to receive $8.50 in cash, without interest.

                  Merck has informed the Registrant that the total amount of funds required to purchase all of the Registrant's Common Stock tendered pursuant to the Offer was approximately $56,904,431, which funds were obtained by the Purchaser from Merck, which in turn obtained such funds from existing working capital.

                  Under the terms of the Merger Agreement, as a result of the consummation of the Offer, Merck has appointed four new members to the Registrant's board of directors to replace four of the Registrant's current members of the board.

                  Reference is made to the Registrant's Solicitation and Recommendation Statement on Schedule 14D-9 (including the exhibits attached thereto), as amended, initially filed with the Securities and Exchange Commission on August 6, 1999 and to the exhibits attached hereto and incorporated herein by reference for additional information concerning the Offer and the Merger.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.



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                  (c)      2.1      Agreement and Plan of Merger, dated July 30,
                                    1999 between the Registrant, the Purchaser and Merck (incorporated by reference to Exhibit (c)(1) of Schedule 14D-1 of Merck and the Purchaser filed with the Securities and Exchange Commission on August 6, 1999, as subsequently amended (the "Schedule 14D-1")).

                           99.1 Press Release dated September 3, 1999 announcing the completion of the Offer.















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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SIBIA NEUROSCIENCES, INC.


                                            By:      /s/ William T. Comer
                                                 ----------------------------
                                                     William T. Comer
                                                     Chief Executive Officer


Date: September 13, 1999














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                                INDEX TO EXHIBITS

                  2.1 Agreement and Plan of Merger, dated July 30, 1999 between the Registrant, the Purchaser and Merck (incorporated by reference to Exhibit (c)(1) of Schedule 14D-1 of Merck and the Purchaser filed with the Securities and Exchange Commission on August 6, 1999, as subsequently amended (the "Schedule 14D-1")).

                  99.1 Press Release dated September 3, 1999 announcing the completion of the Offer.



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